Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Unity Biotechnology, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(4)
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	457(c) and 457(h)	3,812,884 (3)	$0.8235	$3,139,910	$92.70 per $1,000,000	$291
Fees Previously Paid
	Total Offering Amounts					$3,139,910		$291
	Total Fees Previously Paid							–
	Total Fee Offsets							–
	Net Fee Due							$291

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that becomes issuable under the 2018 Incentive Award Plan (the “2018 Plan”) and the 2018 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)

Pursuant to 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per share is estimated solely for the purpose of calculating the registration fee and is based upon the average of the high and low prices of the Registrant's common stock as reported on the Nasdaq Global Market on March 14, 2022, which date is within five business days prior to filing this Registration Statement.

(3)

Consists of (i) 3,149,595 additional shares of the Registrant’s common stock that became available for issuance on January 1, 2022 under the 2018 Plan, by operation of an automatic annual increase provision therein, (ii) 33,370 additional shares of common stock available for future issuance under the 2018 Plan, primarily resulting from repurchases of awards, and (iii) 629,919 additional shares of the Registrant’s common stock that became available for issuance on January 1, 2022 under the ESPP, by operation of an automatic annual increase provision therein.